UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2006.

Reese Corp. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	333-113296 (Commission File Number)	98-0409895 (IRS Employer Identification No.)

237 Argyle Avenue, Ottawa, Ontario, Canada (Address of principal executive offices)	K2P1B8 (Zip Code)

Registrant's telephone number, including area code (613) 226-7883

(Former name or former address, if changed since last report)

ITEM 8.01  OTHER EVENTS

On July 7, 2006 the corporation engaged Skyline Communications to provide corporate communications services.  The agreement has a term of one year effective July 1, 2006.  Pursuant to the agreement Skyline Communications will be paid a fee of $5,000 per month for the first three months.  Pursuant to the agreement, 150,000 one year restricted common stock will be issued directly to 3 consultants engaged by Skyline Communications.

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated July 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

July 12, 2006

By:

/s/ Christopher Crupi

Name:

Christopher Crupi

Title:

President and Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
Exhibit 99.1	Press Release dated July 10, 2006	3